Exhibit 10.1

SEPARATION AGREEMENT

This SEPARATION AGREEMENT (this “Agreement”), dated as of the ___ day of April 2013, by and between BLAZE ENERGY CORP., a Delaware corporation ("Blaze"), and ENVIRONMENTAL ENERGY SERVICES, INC., a Delaware corporation (“EESV").

R E C I T A L S

A.

Blaze and EESV entered into that certain Agreement dated effective June 26, 2007, wherein Blaze acquired EESV’s wholly owned subsidiary, EESV Fayetteville, Inc. (“EESV Fayetteville”), in consideration for 70,000,000 shares of Blaze’s common stock.

B.

As of the date of this Agreement, EESV owns 69,724,378 shares of Blaze common stock (the “Blaze Shares”).

C.

EESV has outstanding unsecured loans owed to Blaze in the amount of $2,475,386.61 as of December 31, 2008, plus accrued interest at the prime rate plus 2% from April 1, 2008 (the “EESV Loan”), which loans are evidenced by a promissory note executed by EESV payable to Blaze on or about January 16, 2008 (the “EESV Note”).

D.

Blaze is indebted to EESV for amounts accrued under a Management Agreement dated January 16, 2009 at the rate of $90,000 per month from January 1, 2009 to the date of the Management Agreement’s termination in April 2009.

E.

On September 2, 2009, Blaze sold all of its assets to Petrohawk Properties, L.P., and used the proceeds to most, but not all, of its creditors.

F.

EESV terminated operations in 2009, and allowed all of its oil and gas leases to expire, and currently has no operations or assets, and therefore the EESV Loan is uncollectible.

G.

EESV pledged 15,000,000 of the Blaze Shares to Leon Blaser and Bruce Blaser by a Pledge Agreement dated December 15, 2008, which contained a negative covenant with respect to the unpledged Blaze Shares which prevents EESV from taking certain actions with respect to the unpledged Blaze Shares without the consent of Leon Blaser and Bruce Blaser.

AGREEMENTS

In consideration of the foregoing Recitals and of the mutual covenants herein contained, Blaze and EESV hereby agree as follows:

1.

Separation.  On the Closing Date (as hereinafter defined), EESV and Blaze shall consummate the following transactions:

(a)

Transfer of Blaze Shares.  In consideration for the cancellation of the EESV Loan, and the other terms and conditions of this Agreement, EESV hereby conveys, assigns, transfers and delivers to Blaze all of EESV’s right, title and interest in and to the Blaze Shares free and clear of any lien, encumbrance, security interest, mortgage, pledge, charge, claim, option, right of first refusal or call, or restriction of any kind (collectively, "Liens").

(b)

Cancellation of EESV Loan.  In consideration for the return and cancellation of the Blaze Shares, and the other terms and conditions of this Agreement, Blaze hereby cancels and discharges the EESV Loan and the EESV Note without recourse of any kind or nature whatsoever.

(c)

Transfer of EESV Fayetteville.  As further consideration, Blaze hereby conveys, assigns, transfers and delivers to EESV all of Blaze’s right title and interest in and to EESV Fayetteville, subject to any Liens as may now or hereinafter so exist.

2.

Cancellation of Blaze Shares.  On the Closing Date, EESV shall effect the transfer and cancellation of the Blaze Shares to Blaze by (a) delivering the certificates representing the Blaze Shares to Blaze duly endorsed or accompanied by stock powers duly executed in blank with appropriate transfer stamps, if any, affixed, and a board of directors resolution of EESV authorizing the transfer of the Blaze Shares to Blaze, or (b) if the Blaze Shares cannot be located, execute such affidavits or documents that the transfer agent for Blaze may request to effect the reissuance of replacement certificates for the Blaze Shares and the simultaneous cancellation thereof pursuant to this Agreement, and pay any fees or bond premium that may be required by the transfer agent.  If EESV has not effected the transfer of the Blaze Shares to Blaze by the means described in subparagraph (a) above within thirty days after the date of this Agreement, then EESV shall provide the documentation described in subparagraph (b) instead.

3.

Transfer of EESV Fayetteville.  On the Closing Date, EESV shall effect the transfer of EESV Fayetteville to EESV by delivering the certificate(s) representing 100% of the authorized and issued capital stock of EESV Fayetteville to EESV, duly endorsed or accompanied by stock powers duly executed in blank with appropriate transfer stamps, if any, affixed.

4.

Cancellation of EESV Loan.  On the Closing Date, Blaze agrees to return the EESV Note to EESV marked “paid in full.”

5.

Closing. The parties shall consummate the transactions described in Paragraph 1 herein at a mutually convenient time in the offices of EESV within five days after EESV has satisfied the following conditions (the “Closing Date”):

(a)

The Cancellation of Pledge Agreement in the form attached hereto as Exhibit A has been executed by EESV, Leon Blaser and Bruce Blaser;

(b)

The Cancellation of Lease Agreement in the form attached hereto as Exhibit B has been executed by Americana Terrace, LLC and Blaze; and

(c)

Certain former officers, directors, employees and consultants have executed the resignations and releases in the forms attached hereto as Exhibit C;

6.

Further Assurances.  Each party agrees to execute such additional documents that the other shall reasonably request to evidence the consummation of the transactions described herein.

7.

Hold Harmless Against Creditor Claims.  EESV agrees to pay, assume and hold Blaze harmless against any creditor claims against Blaze, including without limitation those claims listed and described on Exhibit D hereto.

8.

EESV Release.  EESV hereby irrevocably releases and forever discharges Blaze and its officers, directors, employees, agents and independent contractors of and from all manner of action, causes of action, counterclaims or third party actions, controversies, agreements, promises, damages, expenses, claims, monetary demands and other demands whatsoever (whether known or unknown, fixed or contingent) existing at (or at any time prior to and including) the date of this Release, in law, in equity, or otherwise, which the Parties have, or may ever have, unto the other, upon or by reason of any events that have occurred or shall hereinafter occur as and by reason of conducting business with each other, except for any obligation of Blaze to EESV created by this Agreement.

9.

Blaze Release.  Blaze hereby irrevocably releases and forever discharges EESV and its officers, directors, employees, agents and independent contractors of and from all manner of action, causes of action, counterclaims or third party actions, controversies, agreements, promises, damages, expenses, claims, monetary demands and other demands whatsoever (whether known or unknown, fixed or contingent) existing at (or at any time prior to and including) the date of this Release, in law, in equity, or otherwise, which the Parties have, or may ever have, unto the other, upon or by reason of any events that have occurred or shall hereinafter occur as and by reason of conducting business with each other, including any obligation of EESV to Blaze pursuant to that promissory note executed on or about January 16, 2008, except for any obligation of EESV to Blaze created by this Agreement.

10.

Covenant Not To Sue.  The Parties covenant and agree not to institute any suit or action at law or equity against the other, nor institute, prosecute or in any way aid in the institution or prosecution of any claim, demand, action, or cause of action for damages, costs, loss of services, expenses, or compensation for or on the account of any damage, resulting or to result, known or unknown, past, present, or future which are, were, might or could have been asserted against the other in connection with any of the matters released herein, except for any action to enforce the terms of this Agreement.

11.

Indemnification.  Each Party agrees to indemnify the other Party against and hold harmless from all damages, including all losses, judgments, amounts in settlement of actions or claims, liabilities, damages, and reasonable costs and expenses, including, but not limited to, attorney’s fees, which accrue from or result by reason of any breach of any of the representations, warranties, covenants, or agreements made or to be performed by the other Party pursuant to this Agreement.

12.

No Impairment.  EESV shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Blaze against impairment.

13.

Remedies.  The parties stipulate that the remedies at law of either in the event of any default or threatened default by the other in the performance of or compliance with any of the terms of this Separation Agreement are not and will not be adequate and that, without limiting any other remedy available at law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof. The rights and remedies of the parties are cumulative and not exclusive of any rights or remedies that the parties might otherwise have.

14.

Survival.  The various rights and obligations of the parties as set forth herein shall survive the exercise of this Separation Agreement at any time or from time to time.

15.

Notices.  Whenever any notice or other communication (any such notice or other communication, a "Delivery") is required to be given or delivered under the terms of this Separation Agreement, it shall be in writing and delivered by hand delivery or Federal Express or registered or certified United States mail, postage prepaid and return receipt requested, and will be deemed to have been given or delivered on the date such notice or other communication is so delivered. Any Delivery to Blaze shall be addressed to 520 Folly Road, Suite P285, Charleston, South Carolina 29412, or to such other address as Blaze may hereafter designate to EESV in writing; any Delivery to EESV shall be addressed to 3350 Americana Terrace, Suite 200, Boise, Idaho 83706, or to such other address as the EESV may hereafter designate to Blaze in writing.

16.

Change; Waiver. Neither this Separation Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No failure or delay of a party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

17.

Covenants to Bind Successor and Assigns. The terms of this Separation Agreement shall bind the successors and permitted assigns of EESV and Blaze.

18.

Severability.  In case any one or more of the provisions contained in this Separation Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19.

Governing Law.  This Agreement shall be governed by the laws of Idaho.

IN WITNESS WHEREOF, the parties hereto have duly executed this Separation Agreement as of the date first above written.

[SIGNATURES ON FOLLOWING PAGE]

BLAZE ENERGY CORP.

By:

Name:

Bruce Blaser

Its:

ENVIRONMENTAL ENERGY SERVICES, INC.

By:

Name:

Leon Blaser

Its:

Chief Executive Officer

Exhibit A

CANCELLATION OF PLEDGE AGREEMENT

Environmental Energy Services, Inc. (“EESV”), A. Leon Blaser and Bruce Blaser hereby cancel and terminate that Pledge Agreement dated December 15, 2008.  Accordingly, Messrs. Blaser and Blaser hereby quitclaim and release any lien that they may have on 15,000,000 shares of common stock of Blaze Energy Corp. pledged by EESV to Messrs. Blaser under said agreement, and release EESV from any obligations or covenants of EESV under said agreement.

ENVIRONMENTAL ENERGY SERVICES, INC.

By:

Name: A. Leon Blaser

Its: Chief Executive Officer

______________________________

A. Leon Blaser

______________________________

Bruce Blaser

Exhibit B

CANCELLATION OF LEASE AGREEMENT

Americana Terrace, LLC (“Americana”) and Blaze Energy Corp. (“Blaze”) hereby cancel and terminate that Lease Agreement dated June 1, 2008, effective as of December 31, 2009.  Accordingly, Blaze hereby quitclaims and releases any claim or interest that it has in and to the space covered by such Lease Agreement, and Americana hereby releases Blaze for any claim or obligation under the Lease Agreement, whether for unpaid rent or common area charges to the date of termination, as well as any claim for future rent or damages that may be due as a result of the termination of the Lease Agreement prior to the expiration of its stated term.

BLAZE ENERGY CORP.

By:

Name: A. Leon Blaser

Its: Chief Executive Officer

AMERICANA TERRACE, LLC

By:

Name: Bruce Blaser

Its: Manager

Exhibit C

I hereby confirm that I resigned all positions with Blaze Energy Corp. (the “Company”), whether as director, officer, employee or independent contractor, effective as of December 31, 2009. I hereby waive and relinquish any claim that I have against the Company or its subsidiaries, including for compensation or reimbursement of expenses, and agree that any agreement that I have or had with the Company was terminated as of December 31, 2009.

Date: ____________________
Bruce Blaser

I hereby confirm that I resigned all positions with Blaze Energy Corp. (the “Company”), whether as director, officer, employee or independent contractor, effective as of December 31, 2009. I hereby waive and relinquish any claim that I have against the Company or its subsidiaries, including for compensation or reimbursement of expenses, and agree that any agreement that I have or had with the Company was terminated as of December 31, 2009.

Date: ____________________
Robert J. Mottern

I hereby confirm that I resigned all positions with Blaze Energy Corp. (the “Company”), whether as director, officer, employee or independent contractor, effective as of December 31, 2009. I hereby waive and relinquish any claim that I have against the Company or its subsidiaries, including for compensation or reimbursement of expenses, and agree that any agreement that I have or had with the Company was terminated as of December 31, 2009.

Date: ____________________
Michael Thompson

I hereby confirm that I resigned all positions with Blaze Energy Corp. (the “Company”), whether as director, officer, employee or independent contractor, effective as of December 31, 2009. I hereby waive and relinquish any claim that I have against the Company or its subsidiaries, including for compensation or reimbursement of expenses, and agree that any agreement that I have or had with the Company was terminated as of December 31, 2009.

Date: ____________________
Vaughn Featherstone

I hereby confirm that I resigned all positions with Blaze Energy Corp. (the “Company”), whether as director, officer, employee or independent contractor, effective as of December 31, 2009. I hereby waive and relinquish any claim that I have against the Company or its subsidiaries, including for compensation or reimbursement of expenses, and agree that any agreement that I have or had with the Company was terminated as of December 31, 2009.

Date: ____________________
Vaughn W. Fisher, Jr.

I hereby confirm that I resigned all positions with Blaze Energy Corp. (the “Company”), whether as officer, employee or independent contractor (but not as a director), effective as of December 31, 2009. I hereby waive and relinquish any claim that I have against the Company or its subsidiaries, including for compensation or reimbursement of expenses, and agree that any agreement that I have or had with the Company was terminated as of December 31, 2009.

Date: ____________________
A. Leon Blaser.

I hereby confirm that I resigned all positions with Blaze Energy Corp. (the “Company”), whether as director, officer, employee or independent contractor, effective as of December 31, 2009. I hereby waive and relinquish any claim that I have against the Company or its subsidiaries, including for compensation or reimbursement of expenses, and agree that any agreement that I have or had with the Company was terminated as of December 31, 2009.

Date: ____________________
William L. Tuorto.

Exhibit D

List of Creditors

Fishers	762.00
Market Wire	1,200.00
MicroTek	904.95
MXLogic	100.00
NSA	23,651.26
OTC	600.00
TJA	1,312.50
Daily & Woods	2,220.00